                                  SCHEDULE 14C
                                 (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
Check the appropriate box:

[X] Preliminary information statement     [  ]  Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14c-5(d)(2))

[ ] Definitive information statement


                          UC TELEVISION NETWORK CORP.
              ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14-c5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [  ] Fee paid previously with preliminary materials.

     [  ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid:

     (7)  Form, Schedule or Registration Statement No.:

     (8)  Filing Party:   UC Television Network Corp.

     (9)  Date Filed:   May 1, 1997

                          UC TELEVISION NETWORK CORP.

                               645 Fifth Avenue
                                   East Wing
                           New York, New York 10022

                                  MAY 1, 1997

                       PRELIMINARY INFORMATION STATEMENT

     This Information Statement is being mailed to the stockholders of UC Television Network Corp. (the "Company") commencing on or about May 12, 1997, in connection with the previous approval by the board of directors of the Company of the corporate actions referred to below and their subsequent adoption by the majority stockholder of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 ACTIONS TAKEN

     The Company, as authorized by the necessary approvals of the board of directors and the Company's majority stockholder, has approved the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation, as amended, to increase the authorized common stock, par value $.001 per share ("Common Stock"), of the Company from 50,000,000 shares to 100,000,000 shares.
A copy of the Amendment is attached hereto as Exhibit A. The Amendment was adopted in connection with the recent purchase by U-C Holdings, L.L.C., a Delaware limited liability company ("U-C Holdings") of 29,090,909 shares of Common Stock and a warrant to purchase an additional 3,863,662 shares of Common Stock as well as the execution of certain Equity Protection Agreements (collectively, the "Purchased Securities") pursuant to that certain Purchase Agreement, dated as of April 25, 1997, between the Company and U-C Holdings (the "Purchase Agreement"). The purchase of Common Stock by U-C Holdings pursuant to the Purchase Agreement was described in the Information Statement pursuant to
Section 14(f) of the Exchange Act (the "14F-1 Information Statement") which was mailed to the stockholders of the Company on May 1, 1997. The majority stockholder consent with respect to the Amendment was executed on May ____, 1997 and will take effect 20 days after the mailing of this Information Statement or on such other date as may be specified by the board of directors. A complete summary of this matter is set forth herein.

                             NO DISSENTERS' RIGHTS

     The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

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

                                 THE AMENDMENT

                PURPOSE OF THE AMENDMENT; EFFECT ON STOCKHOLDERS

     The Company has adopted the Amendment to increase its authorized Common Stock from 50,000,000 shares to 100,000,000 shares. The increase in authorized Common Stock will provide the Company sufficient authorized Common Stock (i) for reserving for issuance to U-C Holdings upon the exercise of the purchase rights under the Equity Protection Agreements and the warrant purchased pursuant to the Purchase Agreement, (ii) to increase the Company's reserve for issuance to other holders of options and warrants to purchase Common Stock outstanding on the date hereof or granted in the future upon exercise of such options and warrants, and
(iii) for issuance in connection with any future financing activities or corporate acquisitions using the Company's Common Stock. As of April 25, 1997, the Company had 40,075,766 shares of Common Stock outstanding and had outstanding warrants and options to purchase 15,974,181 shares of Common Stock. On the date of closing of the purchase by U-C Holdings of the Purchased Securities pursuant to the Purchase Agreement, U-C Holdings placed the Purchased Securities in escrow (as described in the 14F-1 Information Statement) pending satisfaction of certain escrow conditions. Peter Kauff, an executive officer of the Company and a holder of options to purchase 1,799,958 shares of Common Stock, has agreed not to exercise his options until the effectiveness of the Amendment, and has agreed to waive the requirement that a sufficient number of shares of Common Stock be authorized and reserved for issuance upon exercise of his options until the effectiveness of the Amendment.

     The Company has taken all action required under Delaware law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, the Exchange Act will not permit the Amendment to become effective until the expiration of 20 calendar days from the date hereof. Upon the expiration of such 20 day period, the Company will file the Amendment with the Delaware Secretary of State and Mr. Kauff's right to exercise his options will be reinstated.

     The Company believes that the Amendment will not have any effect on its business and operations, and expects to continue such business and operations as they are currently being conducted. As a result of the issuance of the Purchased Securities to U-C Holdings pursuant to the Purchase Agreement, the Company's assets have increased by the purchase price paid by U-C Holdings and the other stockholders of the Company have experienced a decrease in their percentage stock ownership in the Company.

STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

     The Company has 40,075,766 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. U-C Holdings owns 29,090,909 shares, or 72.6%, of all issued and authorized shares of the Company's Common Stock. By written consent dated May ___, 1997, U-C Holdings approved the adoption and implementation of the Amendment by written consent in lieu of a meeting, such consent to take effect 20 days following the mailing of this Information Statement or on such other date as may be specified by the board of directors. Such action by written consent is sufficient to satisfy the applicable requirements of Delaware law that any amendment of the Company's Certificate of Incorporation be

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

approved by the stockholders. Accordingly, the stockholders will not be asked to take further action on the Amendment at any future meeting.

MATERIAL INCORPORATED BY REFERENCE


     In connection with the change in a majority of the directors of the Company pursuant to the Purchase Agreement, the Company has filed the 14F-1 Information Statement with the Commission pursuant to Rule 14(f) of the Exchange Act. The 14F-1 Information Statement is incorporated herein by reference and has been mailed to each stockholder. The audited balance sheets of the Company as of October 31, 1996 and 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the two years ended October 31, 1996, are incorporated herein by reference to the Company's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended October 31, 1996, a copy of which has been mailed to each stockholder with this Information Statement. The Company's unaudited consolidated balance sheet as of January 31, 1997, and the related consolidated statements of operations and cash flows for the three month period ended January 31, 1997, are incorporated herein by reference to the Company's Quarterly Report on Form 10-QSB filed with the SEC for the fiscal quarter ended January 31, 1997, a copy of which has been mailed to each stockholder with this Information Statement.


OTHER MATTERS

     The annual report to stockholders covering the year ending October 31, 1996 has been mailed to each stockholder or accompanies this Information Statement.


STATEMENT REQUIRED BY 17 CFR 240.14C-5(C)

     The Company intends to release the Definitive Information Statement to shareholders on Monday, May 12, 1997.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


Dated: May 1, 1997                     UC TELEVISION NETWORK CORP.


                                       By: /s/ Peter Kauff
                                          --------------------------------
                                          Peter Kauff
                                          Chairman of the Board and
                                          Chief Executive Officer

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

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          UC TELEVISION NETWORK CORP.

     UC Television Network Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                       1.

     The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the first paragraph of Article Four of the Certificate of Incorporation in its present form and substituting in lieu thereof a new first paragraph of Article Four in the following form:

          "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Two Million (102,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001, and Two Million (2,000,000) shares will be Preferred Stock, par value $0.001 per share."

                                       2.

     The amendment to the Certificate of Incorporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) in lieu of a meeting and vote of directors, all of the directors having duly consented in writing to the adoption of such amendment, and (b) in lieu of a meeting and vote of the shareholders, the holders of a majority of the common stock of the Corporation who would have been entitled to vote upon such amendment if a meeting of shareholders were called and held having duly consented in writing to the adoption of such amendment.

  In witness whereof, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Amendment and does hereby declare and certify, under the penalties of perjury, that this is his act and deed and the facts herein are true, as of this ____ day of May, 1997.

                                       UC TELEVISION NETWORK CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

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